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Page 1                                                              Exhibit 12.1

                        AMERICAN TIRE DISTRIBUTORS, INC.
     Statement Regarding: Computation of Ratio of Earnings to Fixed Charges
                          and Preferred Stock Dividends
                  (Amounts in thousands, except ratio amounts)

                                         Twelve months  Twelve months  Twelve months  Twelve months   Twelve months
                                             Ended          Ended          Ended          Ended           Ended
                                         December 27,   December 28,    December 29,   December 30,    December 31,
                                             2003           2002            2001           2000            1999
                                          (unaudited)    (unaudited)    (unaudited)    (unaudited)     (unaudited)
                                         -------------  -------------  -------------  -------------   -------------
Consolidated pretax income (loss) from
      continuing operations                  27,176         62,693        (23,798)         1,657           1,632
Interest                                     14,082         18,705         28,639         26,447          22,000
Interest portion of rent expense              7,901          8,194          8,500          7,051           5,640
                                             ------         ------        -------         ------          ------
EARNINGS                                     49,159         89,592         13,341         35,155          29,272
                                             ======         ======         ======         ======          ======
Interest                                     14,082         18,705         28,639         26,447          22,000
Interest portion of rent expense              7,901          8,194          8,500          7,051           5,640
                                             ------         ------        -------         ------          ------
FIXED CHARGES                                21,983         26,899         37,139         33,498          27,640
                                             ======         ======         ======         ======          ======
RATIO OF EARNINGS TO FIXED CHARGES             2.24           3.33            (a)           1.05            1.06
                                             ======         ======         ======         ======          ======

(a) IN FISCAL 2001, EARNINGS WERE INSUFFICIENT TO COVER FIXED CHARGES BY $23.8 MILLION